UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2013

GeoPetro Resources Company
(Exact name of registrant as specified in its charter)

California	001-16749	94-3214487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 California Street, Suite 600
San Francisco, CA  94111
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 398-8186

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant

On January 9, 2013, the Audit Committee of GeoPetro Resources Company’s (the “Company”) Board of Directors approved the engagement of Burr Pilger Mayer, Inc. as its independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2012.  On January 14, 2013, the Company engaged Burr Pilger Mayer, Inc.

During the fiscal years ended December 31, 2011 and 2010 and the subsequent interim periods through January 14, 2013, the date of the engagement, the Company did not consult with Burr Pilger Mayer, Inc. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Burr Pilger Mayer, Inc. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPETRO RESOURCES COMPANY

Date: January 14, 2013	By:	/s/ Stuart J. Doshi
Stuart J. Doshi, President, Chief Executive Officer and Chairman